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                                                                    Exhibit 99.1

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                                )       Chapter 11
                                      )
CHART INDUSTRIES, INC., et al.,       )       Case No: 03-12114 (JWV)
                                      )
                                      )       Jointly Administered
                         Debtors.     )
                                      )
                                      )       Related to Docket No. 20
                                      )
                                      )
                                      )
                                      )
                                      )
____________________________________  )

             INTERIM ORDER UNDER 11 U.S.C. Sections 361, 363 AND 364
               AND FED. R. BANKR. P. 4001 (I) AUTHORIZING SECURED
                POSTPETITION FINANCING ON A SUPERPRIORITY BASIS,
             (II) AUTHORIZING USE OF CASH COLLATERAL, (III) GRANTING
              ADEQUATE PROTECTION AND (IV) SCHEDULING FINAL HEARING
              -----------------------------------------------------

     Upon the motion (the "Motion") dated July 8, 2003 of the above-captioned debtors and debtors-in-possession, including Chart Industries, Inc. (the "Company") and the following subsidiaries of the Company (the "Subsidiary Guarantors"), CAIRE INC., Chart Asia, Inc., Chart Heat Exchangers Limited Partnership, Chart Inc., Chart International Holdings, Inc., Chart International, Inc., Chart Leasing, Inc., Chart Management Company, Inc., CoolTel, Inc., GTC of Clarksville, LLC and NexGen Fueling, Inc. (the Company and the Subsidiary Guarantors collectively, the "Debtors"):

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     (a) seeking this Court's authorization pursuant to Sections 361, 363(c),
364(c)(l), 364(c)(2), 364(c)(3) and 364(d)(l) of Title 11 of the United States
Code, 11 U.S.C. Sections 101, et seq. (as amended, the "Bankruptcy Code") and Rules 2002, 4001 and 9014 of the Federal Rules of Bankruptcy Procedure (as amended, the "Bankruptcy Rules"), for the Company, inter alia, (i) to obtain secured postpetition financing (the "Postpetition Financing") consisting of a revolving credit loan and letter of credit facility up to an aggregate principal amount not to exceed $40,000,000 (the "Commitments") from JPMorgan Chase Bank ("Chase") as administrative agent (the "Agent") and a syndicate of financial institutions arranged by Chase or J.P. Morgan Securities, Inc. (including Chase, the "Lenders"), and for the Company to execute a Revolving Credit Agreement with respect to the Postpetition Financing (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), and for the Company to execute revolving credit notes (the "Notes"), and for each Subsidiary Guarantor to guarantee the Notes and all obligations of the Company and each other Subsidiary Guarantor under the Credit Agreement (the Credit Agreement, the Notes, and all ancillary documents at any time executed in connection therewith, collectively, the "Loan Documents"), (ii) to grant the Lenders, pursuant to Bankruptcy Code Sections 364(c) and 364(d), security interests in all of the Debtors' presently owned and after-acquired real and personal property to secure the Debtors' obligations under the Credit Agreement and the other Loan Documents, and (iii) to grant the Lenders, pursuant to Bankruptcy Code Section 364(c), priority in payment with respect to such obligations over any and all administrative expenses of the kinds specified in Bankruptcy Code Sections 503(b) and 507(b), other than as described below;

     (b) seeking this Court's authorization, pursuant to Bankruptcy Code Section 363(c), to use Cash Collateral (as defined below) and to provide adequate protection, pursuant to Bankruptcy Code Sections 361, 363(e) and 364(c) in the priority set forth herein to the prepetition secured lenders (the "Prepetition Lenders") to the Company pursuant to the Credit Agreement dated as of April 12, 1999 (as amended, supplemented or otherwise

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modified prior to the commencement of these Chapter 11 cases, the "Prepetition
Credit Agreement"), among the Company, the Subsidiary Guarantors, the Prepetition Lenders, National City Bank as Documentation Agent, and The Chase Manhattan Bank (n/k/a JPMorgan Chase Bank) as Administrative Agent for the Prepetition Lenders (in such capacity, the "Prepetition Agent"), the Series 1 Incremental Revolving Credit Agreement, dated as of November 29, 2000, among the Company, the Subsidiary Guarantors, the Prepetition Agent and the Prepetition Lenders thereunder (as amended, supplemented or otherwise modified prior to the commencement of these Chapter 11 cases, the "First Incremental Revolver"), and the Series 2 Incremental Revolving Credit Agreement, dated as of April 17, 2001, among the Company, the Subsidiary Guarantors, the Prepetition Agent and the Prepetition Lenders thereunder (as amended, supplemented or otherwise modified prior to the commencement of these Chapter 11 cases, the "Second Incremental Revolver") on account of the prepetition debt (the "Prepetition Obligations") under the Prepetition Credit Agreement, the First Incremental Revolver and the Second Incremental Revolver, and all collateral and ancillary documents executed in connection therewith (individually and collectively the "Prepetition Loan Documents"), with respect to any diminution in the value of the Prepetition Lenders' interests in the Prepetition Collateral (as defined below) resulting from (x) the priming liens and security interests granted in this Interim Order (defined below) pursuant to Bankruptcy Code Section 364(d) to secure the Postpetition Financing, (y) the use, sale or lease of the Prepetition Collateral, and (z) the imposition of the automatic stay pursuant to Bankruptcy Code Section 362; and

     (c) seeking a preliminary hearing (the "Preliminary Hearing") on the Motion to consider entry of an order pursuant to Bankruptcy Rule 4001 (this "Interim Order") authorizing the Company, inter alia, to utilize the Commitments for up to an aggregate of $25,000,000 of loans and face amount of letters of credit, all upon the terms and conditions set forth in the Credit Agreement and the other Loan Documents and this Interim Order pending a final hearing; and

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     (d) requesting that a final hearing (the "Final Hearing") be scheduled and that notice procedures in respect of the Final Hearing be established by this Court, to consider entry of a final order authorizing on a final basis, inter alia, the Postpetition Financing and use of Cash Collateral; and upon the Declaration of Michael F. Biehl in Support of Chapter 11 Petitions and First-Day Orders; and due and sufficient notice of the Motion and the Preliminary Hearing having been given; and the Preliminary Hearing on the Motion having been held before this Court on July 10, 2003; and upon the entire record made at the Preliminary Hearing and this Court having found good and sufficient cause appearing therefor, IT IS HEREBY FOUND that:

     A. On July 8, 2003 (the "Filing Date"), the Debtors filed voluntary petitions for relief with this Court under Chapter 11 of the Bankruptcy Code (the "Chapter 11 Cases"). The Debtors are continuing in possession of their property, and operating and managing their businesses, as debtors in possession pursuant to Bankruptcy Code Sections 1107 and 1108.

     B. This Court has jurisdiction over the Chapter 11 Cases and the Motion pursuant to 28 U.S.C. Sections 157(b) and 1334. Consideration of the Motion constitutes a core proceeding as defined in 28 U.S.C. Section 157(b)(2).

     C. Without prejudice to the rights of any other party (but subject to the limitations thereon described below in paragraph 14), the Debtors admit that, in accordance with the terms of the Prepetition Loan Documents, the Debtors are truly and justly indebted to the Prepetition Lenders, without defense, counterclaim or offset of any kind, and that as of the Filing Date (i) the Company was liable to the Prepetition Lenders for principal and accrued pre-petition interest in the approximate amount of $262,186,978 (as of June 30, 2003) in respect of loans made and letters of credit issued by the Prepetition Lenders to the Company pursuant to the Prepetition Loan Documents, and (ii) each Debtor party to a guaranty executed and delivered in respect of the

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Prepetition Obligations was contingently liable to the Prepetition Lenders pursuant to such guaranty.

     D. Without prejudice to the rights of any other party (but subject to the limitations thereon described below in paragraph 14), the Debtors further admit that the Prepetition Obligations are secured by valid, enforceable, duly perfected liens and security interests granted by the applicable Debtors to the Prepetition Agent, for the ratable benefit of the Prepetition Lenders, on and in substantially all of the Company's and the other Debtors' real and personal property and other assets, including without limitation, inventory, accounts receivable, equipment, general intangibles, and other tangible and intangible personal property and the proceeds thereof, and the setoff rights described in the Prepetition Loan Documents and arising by operation of law (the "Prepetition Collateral"). All the Debtors' cash constitutes proceeds of the Prepetition Collateral and, therefore, is cash collateral of the Prepetition Lenders within the meaning of Bankruptcy Code Section 363(a) (the "Cash Collateral").

     E. Based upon the record presented at the Preliminary Hearing: (i) the Debtors do not have sufficient available sources of working capital and financing to carry on the operation of their businesses without the Postpetition Financing; (ii) the Debtors' ability to maintain business relationships with their vendors, suppliers and customers, to pay their employees, purchase raw materials and supply new inventory and otherwise finance their business operations, is essential to the Debtors' continued viability; (iii) the Debtors' critical need for financing is immediate; (iv) in the absence of the Postpetition Financing, the continued operation of the Debtors' businesses would not be possible, and serious and irreparable harm to the Debtors and their estates would occur; and (v) the preservation, maintenance and enhancement of the going concern value of the Company and the other Debtors are of the utmost significance and importance to a successful reorganization of the Debtors under Chapter 11 of the Bankruptcy Code.

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     F.  Given the Debtors' current financial condition, financing arrangements and capital structure, the Debtors cannot obtain unsecured credit allowable under Bankruptcy Code Section 503(b)(1) as an administrative expense. Financing on a postpetition basis is not otherwise available without the Debtors (i) granting, pursuant to Bankruptcy Code Section 364(c)(1), claims having priority over any and all administrative expenses of the kinds specified in Bankruptcy Code Sections 503(b) and 507(b), other than as described below, and (ii) securing, pursuant to Bankruptcy Code Section 364(c) and Bankruptcy Code Section 364(d), such indebtedness and obligations with security interests in and liens upon the property described below, all in accordance with and subject to the terms of this Interim Order and the Credit Agreement and the other Loan Documents.

     G. Notice of the Preliminary Hearing and the relief requested in the Motion has been given to (i) the Office of the United States Trustee, (ii) counsel to the Prepetition Agent, (iii) the creditors holding the 20 largest unsecured claims against the Debtors on a consolidated basis, (iv) any party who filed a request for notices in the Chapter 11 Cases pursuant to Bankruptcy Rule 2002, and (v) any known lienholders of the Debtors. No creditors' committee has been appointed in the Chapter 11 Cases. Under the circumstances, sufficient and adequate notice of the Preliminary Hearing and the relief requested in the Motion has been given pursuant to Bankruptcy Code Sections 102(1), 364(c) and 364(d), Bankruptcy Rules 2002 and 4001(c).

     H. Based upon the record presented at the Preliminary Hearing, the Postpetition Financing has been negotiated in good faith and at arm's length between the Debtors and the Lenders, and any credit extended, letters of credit issued and loans made to the Debtors pursuant to the Credit Agreement shall be deemed to have been extended, issued or made, as the case may be, in good faith as required by, and within the meaning of, Bankruptcy Code Section 364(e).

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     I.  The terms of the Postpetition Financing are fair and reasonable, reflect the Debtors' exercise of prudent business judgment consistent with their fiduciary duties, and are supported by reasonably equivalent value and fair consideration.

     J. The Debtors have requested immediate entry of this Interim Order pursuant to Bankruptcy Rules 4001(b)(2) and 4001(c)(2). The permission granted herein to enter into the Postpetition Financing and obtain funds thereunder, and the use of Cash Collateral is necessary to avoid immediate and irreparable harm to the Debtors. This Court concludes that entry of this Interim Order is in the best interest of the Debtors' respective estates and creditors as its implementation will, among other things, allow for the continued flow of goods necessary to sustain the operation of the Debtors' existing businesses and enhance the Debtors' prospects for successful reorganization.

     Based upon the foregoing findings and conclusions, and upon the record made before this Court at the Preliminary Hearing, and good and sufficient cause appearing therefor, IT IS HEREBY ORDERED that:

     l. The Motion is granted, subject to the terms and conditions set forth in this Interim Order.

     2. The Debtors are expressly authorized and empowered to execute and deliver the Credit Agreement, substantially in the form attached hereto as Exhibit A, and the Notes and any other Loan Document to be executed and delivered in connection therewith. Based upon the record made by the Debtors at the Preliminary Hearing, the terms and conditions of the Credit Agreement and the other Loan Documents are approved on an interim basis, and the Company and the Subsidiary Guarantors are authorized to comply with and perform all of the terms and conditions contained therein, and the Company is authorized and directed to repay amounts borrowed, and each Subsidiary Guarantor is further authorized and directed to repay amounts guaranteed, with interest to the Lenders in accordance with and subject to the terms and conditions set forth in the Credit Agreement and the other Loan Documents and this Interim Order. The

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Debtors are further authorized and directed to pay all facility, letter of credit, agent, commitment and other fees and expenses, including, without limitation, all reasonable fees and expenses of professionals engaged by the Agent and the Lenders, in accordance with the terms of the Credit Agreement, provided, however, that with respect to the fees provided for in section 2.10 of the Credit Agreement (the "Fees"), pending entry of the final order authorizing the relief requested in the Motion on a final basis, the Debtors are authorized to pay only the pro rata portion of such Fees, based on the ratio of the amount of Postpetition Financing authorized in this Interim Order divided by the total amount of the Commitments. Prior to requiring any payments of the Fees authorized hereunder, the Lenders shall first credit to the Debtors any prepetition payments made on account of such Fees. The Lenders shall provide the Debtors with invoices for all fees and expenses authorized hereunder, with copies to the Office of the United States Trustee and counsel to any statutory committee of unsecured creditors appointed in the Chapter 11 Cases. All loans made under the Credit Agreement (the "Loans") and interest thereon, together with all reimbursement and other obligations in respect of letters of credit issued under the Credit Agreement ("Letters of Credit"), and all reasonable fees, costs, expenses, indebtedness, obligations and liabilities of the Company and each Subsidiary Guarantor to the Agent and the Lenders under the Credit Agreement and the other Loan Documents and this Interim Order are hereinafter referred to as the "Obligations." In accordance with the terms of the Credit Agreement, each letter of credit issued under the Prepetition Loan Documents which is outstanding on the Filing Date shall be (i) continued under the Credit Agreement, (ii) deemed a Letter of Credit issued and outstanding under the Credit Agreement, and (iii) included in the Commitments and Obligations hereunder and under the Credit Agreement.

     3. Pending the Final Hearing, the Company is expressly authorized to obtain Loans and Letters of Credit from the Lenders, and the Subsidiary Guarantors are expressly authorized to guarantee all Obligations in respect of such loans and Letters of

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Credit, all on the terms and subject to the conditions set forth in the Credit
Agreement and the other Loan Documents and this Interim Order up to a total of $25,000,000 (with a sublimit of $25,000,000 for Letters of Credit). The Company is authorized to use the proceeds of the Loans, to request the issuance of Letters of Credit and the Company and other Debtors are authorized to use Cash Collateral in the operation of the Debtors' businesses, provided, that the proposed Loan, Letter of Credit or use of Cash Collateral is consistent with the terms of the Credit Agreement and this Interim Order.

     4. In accordance with Bankruptcy Code Section 364(c)(1), the Obligations shall constitute allowed claims with priority in payment over any and all administrative expenses of the kinds specified or ordered pursuant to any provision of the Bankruptcy Code, including, but not limited to, Bankruptcy Code Sections 105, 326, 328, 330, 331, 503(b), 507(a), 507(b) and 506(c), and in
accordance with Bankruptcy Code Section 726 (the "Superpriority Claims"), shall at all times be senior to the rights of the Prepetition Agent and the Prepetition Lenders, the Debtors, and any successor trustee or any creditor, in the Chapter 11 Cases or any subsequent proceedings under the Bankruptcy Code, and shall be subject only to the Carve-Out (as defined in paragraph 7 below). No cost or expense of administration under Bankruptcy Code Sections 105, 364(c)(1), 503(b), 507(b) and 506(c) or otherwise, including those resulting from the conversion of any of the Chapter 11 Cases pursuant to Bankruptcy Code Section 1112, shall be senior to, or pari passu with, the Superpriority Claims of the Lenders arising out of the Obligations, subject only to the Carve-Out.

     5. As security for the Obligations, the Agent and the Lenders shall have and are hereby granted (effective as of the Filing Date and without the necessity of the execution by the Debtors of mortgages, deeds of trust, security agreements, pledge agreements, financing statements or otherwise), valid and perfected, security interests in, and liens upon (the "Liens"), all present and after-acquired property of the Debtors of any nature whatsoever, including, without limitation, all cash contained in any account

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maintained by the Debtors and the proceeds of all causes of action (whether pursuant to federal law or applicable state law) of the Debtors or their estates (collectively with all proceeds and products of any or all of the foregoing, the "Collateral"), subject only to the Carve-Out, as follows:

         (a) pursuant to Bankruptcy Code Section 364(c)(2), a first priority, perfected Lien upon all of the Debtors' right, title and interest in, to and under all Collateral that is not otherwise encumbered by a validly perfected security interest or lien on the Filing Date;

         (b) pursuant to Bankruptcy Code Section 364(c)(3), a second priority, junior, perfected Lien upon all of the Debtors' right, title and interest in, to and under all Collateral (other than as set forth in subparagraph
     (c) below) which is subject to any validly perfected security interest or lien (i) in existence as of the Filing Date and that is not subject to Bankruptcy Code Section 552(a), or (ii) perfected (but not granted) after the Filing Date to the extent such perfection in respect of a pre-Filing Date claim is expressly permitted under the Bankruptcy Code and that is not subject to Bankruptcy Code Section 552(a), or (iii) that is a Permitted Encumbrance (as defined in the Credit Agreement) and expressly permitted in the Credit Agreement to be senior to the Liens granted to the Agent and the Lenders in this Interim Order to secure the Obligations; and

         (c) pursuant to Bankruptcy Code Section 364(d)(1) and the non-objection of the Prepetition Agent and the Prepetition Lenders, a first priority, senior, priming, perfected Lien (A) upon all of the Debtors' right, title and interest in, to and under the Prepetition Collateral, subject to any validly perfected security interest or lien (other than the liens and security interests of the Prepetition Agent and the Prepetition Lenders securing the Prepetition Obligations) (i) in existence as of the Filing Date and that is not subject to Bankruptcy Code Section 552(a), or
     (ii) perfected (but not granted) after the Filing Date to the extent such perfection in respect of a pre-Filing Date claim is expressly permitted under the Bankruptcy Code and that is not subject to Bankruptcy Code
     Section 552(a), or (iii) that is a Permitted Encumbrance (as defined in the Credit Agreement) and expressly permitted in the Credit Agreement to be senior to the Liens granted to the Agent and the Lenders in this Interim Order to secure the Obligations, and (B) upon any property of the Debtors upon which Replacement Liens (as defined below) are granted to provide adequate protection in respect of the Prepetition Obligations, senior to the Replacement Liens.

     6. The Prepetition Agent and the Prepetition Lenders are granted the following adequate protection for any diminution in the value of the Prepetition Agent's and the Prepetition Lenders' interests in the Prepetition Collateral from the Filing Date

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resulting from (a) the priming of the Prepetition Agent's and the Prepetition
Lenders' liens on the Prepetition Collateral by the Liens granted in this Interim Order and the Credit Agreement and the other Loan Documents pursuant to Bankruptcy Code Section 364(d) to secure the Obligations, (b) the use, sale, lease or other disposition of the Prepetition Collateral (including Cash Collateral) by the Debtors, and (c) the imposition of the automatic stay pursuant to Bankruptcy Code Section 362:

         (i) the Prepetition Agent and the Prepetition Lenders shall have and are hereby granted (effective as of the Filing Date and without the necessity of the execution by the Debtors of any mortgages, security interests, pledge agreements, financing statements or other documents) valid and perfected, security interests in, and liens upon (the "Replacement Liens") all of the Debtors' right, title and interest in, to and under the Collateral, having a priority immediately junior to the Liens granted pursuant to this Interim Order and/or the Credit Agreement and the other Loan Documents to the Agent and the Lenders to secure the Obligations, and subject in addition to any validly perfected liens which remained senior (after giving effect to this Interim Order) to the Liens granted the Agent and the Lenders pursuant to this Interim Order and/or the Credit Agreement and the other Loan Documents to secure the Obligations;

         (ii) the allowed claims of the Prepetition Agent and the Prepetition Lenders shall be Superpriority Claims having a priority immediately junior only to the Superpriority Claims granted to the Agent and the Lenders in respect of the Obligations pursuant to this Interim Order; and

         (iii) the Debtors, without further order of, or application to, the Court are directed and authorized to pay all reasonable out-of-pocket costs and expenses incurred by the Prepetition Agent and the Prepetition Lenders during the Chapter 11 Cases (including, without limitation, the reasonable fees and expenses of counsel and any financial consultants advising the Prepetition Agent and the Prepetition Lenders, and of internal and third party consultants and auditors advising the Prepetition Agent in connection with periodic field audits) that arise out of or relate to the enforcement and protection of the rights and remedies of the Prepetition Agent and the Prepetition Lenders in respect of the Prepetition Loan Documents or the Chapter 11 Cases or any subsequent cases (provided that all such fees and expenses have been approved by the Prepetition Agent). The Prepetition Agent shall provide copies of any invoices sent to the Debtors for such costs and expenses to counsel for any statutory committees appointed in the Chapter 11 Cases.

     7. The Liens and Superpriority Claims granted to the Agent and the Lenders pursuant to the Credit Agreement and the other Loan Documents and/or this Interim

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Order shall be subject and subordinate to a carve-out notwithstanding any provision of this Order, the Credit Agreement or the other Loan Documents to the contrary, but excluding from such carve-out the Collateral Account as described below (the "Carve-Out") for: (a) the payment of allowed professional fees and disbursements incurred by the professionals retained pursuant to Bankruptcy Code Sections 327 or 1103(a) by the Debtors and any statutory committee of unsecured creditors appointed in the Chapter 11 Cases (and any disbursements of any member of such committee) (i) in an aggregate allowed amount not to exceed $1,500,000 (the "Post-Default Carve-Out Amount") on account of such professional fees and disbursements incurred following the "Default Point" (as defined below), plus
(ii) the aggregate allowed amount (the "Pre-Default Carve-Out Amount") of all unpaid professional fees and disbursements incurred, accrued or invoiced from the Filing Date until the Default Point; and (b) quarterly fees required to be paid pursuant to 28 U.S.C. Section 1930(a)(6) and any fees payable to the Clerk of the Bankruptcy Court; provided, however, that amounts deposited in the Collateral Account (as defined in the Credit Agreement) under Section 2.04 of the Credit Agreement shall not be subject to the Carve-Out, the Pre-Default Carve-Out Amount or the Post-Default Carve-Out Amount. Notwithstanding anything in this Interim Order to the contrary, no Loans, Letters of Credit, Cash Collateral or any portion of the Carve-Out may be used to object to or contest in any manner, or raise any defense to, the validity, perfection, priority or enforceability of the Prepetition Obligations, the Obligations, the liens and security interests securing the Prepetition Obligations or the Liens securing the Obligations, the Replacement Liens, or to assert any claims or causes of action against the Prepetition Lenders, the Prepetition Agent, the Lenders or the Agent, whether through an adversary proceeding, contested matter or otherwise, provided, however, that Cash Collateral may be used to investigate the matters described above. Until the Default Point, the Debtors shall be permitted to pay compensation and reimbursement of expenses, allowed and payable under Bankruptcy Code Sections 330 and 331, as the same may be payable, and the

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amounts so paid shall be free and clear of the Liens and Superpriority Claims granted to the Agent and the Lenders pursuant to the Credit Agreement and the other Loan Documents and/or this Interim Order. As used herein, "Default Point" means that date when both (x) an Event of Default (as defined in the Credit Agreement) shall have occurred and (y) the Agent and the Lenders have ceased making advances or extensions of credit to the Debtors under the Credit Agreement and the other Loan Documents.

     8. Except as set forth in paragraphs 5, 6 and 7 above, the Liens granted to the Agent and the Lenders, and the Replacement Liens granted to the Prepetition Agent and the Prepetition Lenders, pursuant to this Interim Order, shall be prior and senior to all liens and encumbrances of all other secured creditors in and to such Collateral granted, or arising, after the Filing Date (including, without limitation, liens and security interests, if any, granted in favor of any federal, state, municipal or other governmental unit, commission, board or court for any liability of the Debtors). The Liens and Replacement Liens granted pursuant to this Interim Order shall constitute valid and duly perfected security interests and liens, and the Agent, the Lenders, the Prepetition Agent and the Prepetition Lenders shall not be required to file or serve financing statements, notices of lien or similar instruments which otherwise may be required under federal or state law in any jurisdiction, or take any action, including taking possession, to validate and perfect such security interests and liens; and the failure by the Debtors to execute any documentation relating to the Liens or Replacement Liens shall in no way affect the validity, perfection or priority of such Liens or Replacement Liens. If, however, the Agent or any Lender or the Prepetition Agent, in its sole discretion, shall determine to file any such financing statements, notices of lien or similar instruments, or to otherwise confirm perfection of such Liens or Replacement Liens, the Debtors are directed to cooperate with and assist in such process, the stay imposed by Bankruptcy Code Section 362(a) is hereby lifted to allow the filing and recording of a certified copy of this Interim Order or any such financing statements, notices of lien or similar instruments, and all such

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documents shall be deemed to have been filed or recorded at the time of and on the date of this Interim Order.

     9. This Interim Order does not (i) authorize the Debtors to waive any right to assert a claim under Bankruptcy Code Section 506(c) for any costs and expenses incurred in connection with the preservation, protection or enhancement of, or realization by the Agent, the Lenders, the Prepetition Agent or the Prepetition Lenders upon the Collateral or the Prepetition Collateral, or (ii) authorize any liens in favor of the Lenders upon any claims under chapter 5 of the Bankruptcy Code, which provisions of the proposed final order on the Motion will be considered at the Final Hearing.

     10. The Debtors are authorized to perform all acts, and execute and comply with the terms of such other documents, instruments and agreements in addition to the Credit Agreement and the other Loan Documents, as the Agent or the Lenders may reasonably require, as evidence of and for the protection of the Obligations, or which otherwise may be deemed reasonably necessary by the Agent, the Lenders, the Prepetition Agent or the Prepetition Lenders to effectuate the terms and conditions of this Interim Order and the Credit Agreement and the other Loan Documents, as the case may be. The Debtors, the Agent and the Lenders are hereby authorized to implement, in accordance with the terms of the Credit Agreement, any nonmaterial modifications (including without limitation, any change in the number or composition of the Lenders) of the Credit Agreement without further Order of this Court.

     11. As long as any portion of the Obligations remain unpaid, or any Loan Document remains in effect, the Debtors shall not seek, and it shall constitute an Event of Default (as defined in the Credit Agreement) if (a) there shall be entered any order dismissing any of the Chapter l1 Cases or (b) except as expressly permitted under the Credit Agreement there shall be entered in any of the Chapter 11 Cases or any subsequent Chapter 7 case any order which authorizes under any section of the Bankruptcy Code, including Bankruptcy Code Sections 105 or 364, (i) the granting of any lien or security interest

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in any property of the Debtors in favor of any party other than the Agent and the Lenders or the Prepetition Agent and the Prepetition Lenders, or (ii) the obtaining of credit or the incurring of indebtedness that is entitled to superpriority administrative status equal or superior to that granted to the Agent, the Lenders, the Prepetition Agent and the Prepetition Lenders pursuant to this Interim Order, unless, in connection with any transaction cited in clause (i) or (ii) of this paragraph 11, such order requires that the Obligations and Prepetition Obligations shall first be indefeasibly paid in full (including cash collateralization of Letters of Credit in accordance with the terms of the Credit Agreement).

     12. Upon the occurrence of and during the continuance of an Event of Default (as defined in the Credit Agreement): (a) the Agent, acting at the direction of the Required Lenders (to the extent required in the Credit Agreement), by notice to the Company (with a copy to the Office of the United States Trustee and counsel for any statutory committee of unsecured creditors appointed in the Chapter 11 Cases), and after any applicable notice period required in the Credit Agreement, is permitted and authorized to terminate the Commitments and declare the Loans to be due and payable, and the automatic stay of Bankruptcy Code Section 362(a) is hereby vacated, lifted and modified, without further order of this Court, to permit the Agent and the Lenders to exercise any and all of their rights and remedies under the Credit Agreement, the other Loan Documents and this Interim Order, including, but not limited to, setting off amounts in any account of the Debtors maintained with the Agent, the Prepetition Agent, a Lender or a Prepetition Lender, exercising rights and remedies with respect to any account of the Debtors maintained at any bank or financial institution, or otherwise enforcing rights and remedies against any other Collateral; (b) the Debtors shall not have any right to seek relief under the Bankruptcy Code, including without limitation, under Bankruptcy Code Section 105, to the extent any such relief would in any way restrict or impair the rights and remedies of the Agent, the Lenders, the Prepetition Agent and the Prepetition Lenders set

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

forth in this Interim Order, the Credit Agreement and the other Loan Documents, the Prepetition Loan Documents or applicable state law, provided however that the Debtors reserve the right to seek relief from this Court if the exercise of rights and remedies by the Agent, the Lenders, the Prepetition Agent or the Prepetition Lenders is not in accordance with this Interim Order, the Loan Documents, the Prepetition Loan Documents or applicable state law (including the Debtors' right to dispute the occurrence of any Event of Default, as defined in the Credit Agreement, and to have such dispute adjudicated by this Court); (c) all proceeds of Collateral, and any other payments received by the Agent, any Lender, the Prepetition Agent, or the Prepetition Lenders after the occurrence of and during the continuance of an Event of Default shall be applied to the Obligations and the Prepetition Obligations in the manner set forth in the Credit Agreement and the Prepetition Loan Documents, respectively, subject only to the Carve-Out; and (d) if an Event of Default has occurred and is continuing and the Agent has terminated the Commitments and declared the Loans to be due and payable, the Debtors' right to use Cash Collateral shall terminate on the third business day after the Prepetition Agent, acting at the direction of the prepetition Required Lenders (as defined in the Prepetition Credit Agreement), provides written notice to the Debtors, the United States Trustee and any statutory committees appointed in the Chapter 11 Case that use of Cash Collateral shall terminate.

     13. Having been found to be extending credit, issuing Letters of Credit and making Loans to the Debtors in good faith, based upon the record presented at the Preliminary Hearing, the Agent and the Lenders shall be entitled to the full protection of Bankruptcy Code Section 364(e) with respect to the Obligations and the Liens created or authorized by this Interim Order in the event that this Interim Order or any authorization contained herein is stayed, vacated, reversed or modified on appeal. Any stay, modification, reversal or vacation of this Interim Order shall not affect the validity of any obligation of the Debtors to the Agent, the Lenders, Prepetition Agent or the Prepetition

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

Lenders incurred pursuant to this Interim Order. Notwithstanding any such stay, modification, reversal or vacation, all Loans made and all Letters of Credit issued pursuant to this Interim Order and the Credit Agreement, and all use of Cash Collateral and all Obligations incurred by the Debtors pursuant hereto or the Credit Agreement and the other Loan Documents prior to the effective date of such stay, modification, reversal or vacation, shall be governed in all respects by the original provisions hereof, and the Agent, the Lenders, the Prepetition Agent and the Prepetition Lenders shall be entitled to all the rights, privileges and benefits, including without limitation, the Liens, Replacement Liens and Superpriority Claims granted herein.

     14. The provisions of this Interim Order and any actions taken pursuant hereto shall survive entry of any order which may be entered (a) confirming any plan of reorganization in any of the Chapter 11 Cases (and the Obligations shall not be discharged by the entry of any such order or pursuant to Bankruptcy Code
Section 1141(d)(4)); (b) converting any of the Chapter 11 Cases to a Chapter 7 case; or (c) dismissing any of the Chapter 11 Cases, and the terms and provisions of this Interim Order as well as the Superpriority Claims and Liens granted pursuant to this Interim Order and the Loan Documents shall continue in full force and effect notwithstanding the entry of such order, and such Superpriority Claims and Liens shall maintain their priority as provided by this Interim Order.

     15. The findings contained in paragraphs C and D shall be binding upon all parties in interest, including but not limited to, the Debtors and any statutory committee of unsecured creditors, unless (a) a party in interest with standing in the Debtors' Chapter 11 Cases (including any statutory committee of unsecured creditors) has properly filed an adversary proceeding or contested matter (subject to the limitations set forth in paragraph 7 above) no later than the date that is the earlier of (x) sixty (60) days after the appointment of any statutory committee of unsecured creditors and (y) the date that the Court enters an order confirming a chapter 11 plan in any of the Chapter 11 Cases (the

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"Claim Deadline") (i) challenging the validity, enforceability, extent or priority of the Prepetition Obligations or the Prepetition Agent's and the Prepetition Lenders' security interest and liens on the Prepetition Collateral in respect thereof or (ii) otherwise asserting any claims or causes of action against the Prepetition Agent or the Prepetition Lenders, and (b) the Court rules in favor of the plaintiff in any such adversary proceeding or contested matter properly filed by the Claim Deadline. If no such adversary proceeding or contested matter is properly filed by the Claim Deadline, (i) the Prepetition Obligations shall constitute allowed claims in the amount set forth in paragraph C of this Interim Order for all purposes in the Chapter 11 Cases and any subsequent Chapter 7 cases, (ii) the Prepetition Agent's and the Prepetition Lenders' security interest and liens on the Prepetition Collateral shall be deemed legal, valid, binding, perfected and otherwise unavoidable, (iii) the Prepetition Obligations in the amount set forth in paragraph C of this Interim Order and the Prepetition Agent's and the Prepetition Lenders' security interest and liens on the Prepetition Collateral shall not be subject to subordination, avoidance or any challenge by any party in interest seeking to exercise the rights of the Debtors' estate, including, without limitation, any successor thereto, and (iv) as a result of the foregoing, the repayment of any Prepetition Obligations in accordance with the terms of this Interim Order and the Credit Agreement and the other Loan Documents shall constitute an indefeasible payment and shall be final and binding for all purposes. Any releases or allowance of claims contained in a chapter 11 plan confirmed by this Court, or contained in the order confirming such chapter 11 plan, shall be final and binding in any contested matter or adversary proceeding referred to in this paragraph 15.

     16. The Debtors shall not, without the consent of the Agent, enter into any agreement to return any inventory to any of their creditors for application against any prepetition indebtedness under Section 546(g) of the Bankruptcy Code or consent to any

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creditor taking any set-off against any of its prepetition indebtedness based upon any such return pursuant to Section 553(b)(1) of the Bankruptcy Code or otherwise.

     17. Entry of this Interim Order shall be without prejudice to any and all rights, remedies, claims and causes of action which the Prepetition Agent, the Prepetition Lenders, the Agent or the Lenders may have against the Debtors or third parties, and without prejudice to the right of the Prepetition Agent, the Prepetition Lenders, the Agent or the Lenders to seek relief from the automatic stay in effect pursuant to Bankruptcy Code Section 362, or any other relief in the Chapter 11 Cases, and the right of the Debtors and any other party in interest to oppose any such relief. The provisions of this Interim Order shall be binding upon and inure to the benefit of the Agent, the Lenders, the Prepetition Agent, the Prepetition Lenders, the Debtors, and their respective successors and assigns, including any trustee or other fiduciary hereafter appointed in the Chapter 11 Cases as a legal representative of the Debtors or the Debtors' estates.

     18. In the event of any inconsistency between the terms of this Interim Order and the terms of the Credit Agreement and the other Loan Documents, the terms of this Interim Order shall control.

     19. The Debtors shall, on or before July 15, 2003, mail copies of a notice of entry of this Interim Order, together with a copy of this Interim Order, a copy of the Motion and a copy of the Credit Agreeement (without exhibits) to (i) the Office of the United States Trustee, (ii) counsel to the Prepetition Agent,
(iii) the creditors holding the 20 largest unsecured claims against the Debtors on a consolidated basis, (iv) counsel to any statutory committees appointed in these Chapter 11 Cases, (v) any party who filed a request for notices in the Chapter 11 Cases pursuant to Bankruptcy Rule 2002 prior to

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July 12, 2003, and (vi) any known lienholders of the Debtors. The notice of entry of this Interim Order shall state that any party in interest objecting to the Postpetition Financing and the entry of a final order approving the Postpetition Financing shall file written objections with the Clerk of the United States Bankruptcy Court for the District of Delaware, no later than August 1, 2003, at 4:00 p.m., which shall be served so the objections are received on or before such date and time by: (a) Debtors' counsel: Skadden, Arps, Slate, Meagher & Flom LLP, One Rodney Square, P.O. Box 636, Wilmington, Delaware 19899-0636 (Attn: Mark S. Chehi, Esq. and David R. Hurst, Esq.), and Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036-6522 (Attn: Alexandra Margolis, Esq. and Laura Engelhardt, Esq.); (b) Agent's counsel: Milbank, Tweed, Hadley & McCloy LLP, 601 S. Figueroa St., Suite 3000, Los Angeles, CA 90017 (Attn: Greg Bray, Esq. and Fred Neufeld, Esq.), and Richards, Layton & Finger, P.A., One Rodney Sq., P.O. Box 551, Wilmington, DE 19899-0551 (Attn: Mark D. Collins, Esq.); and (c) the Office of the United States Trustee, 844 King Street, Suite 2313, Lockbox 35, Wilmington DE 19801.

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     20. The Final Hearing to consider the Motion shall be held on August 12,
2003, at 4:00 p.m.


Dated: Wilmington, Delaware
       July 10, 2003


                                                   /s/ Jerry W. Venters
                                             -----------------------------------
                                             Honorable Jerry W. Venters
                                             United States Bankruptcy Judge

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